Exhibit 1
Joint Filing Agreement
We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 12, 2010	Silver Lake (Offshore) AIV GP II, Ltd.
/s/ Karen M. King
	Name:	Karen M. King
	Title:	Attorney-in-fact for Kenneth Y. Hao, Director

Dated: February 12, 2010	Silver Lake Technology Associates II Cayman, L.P. By: Silver Lake (Offshore) AIV GP II, Ltd. Its: General Partner
/s/ Karen M. King
	Name:	Karen M. King
	Title:	Attorney-in-fact for Kenneth Y. Hao, Director

Dated: February 12, 2010	Silver Lake Partners II Cayman, L.P. By: Silver Lake Technology Associates II Cayman, L.P. Its: General Partner By: Silver Lake (Offshore) AIV GP II, Ltd. Its: General Partner
/s/ Karen M. King
	Name:	Karen M. King
	Title:	Attorney-in-fact for Kenneth Y. Hao, Director

Dated: February 12, 2010	Silver Lake Technology Investors II Cayman, L.P. By: Silver Lake (Offshore) AIV GP II, Ltd. Its: General Partner
/s/ Karen M. King
	Name:	Karen M. King
	Title:	Attorney-in-fact for Kenneth Y. Hao, Director